555 Belaire Avenue, Suite _____

Chesapeake, Virginia 23320

Telephone: 757-410-2293

Facsimile: 757-257-8614

_________

November 25, 2020

CR Global Holdings, Inc.

2600 Barrett St.

Virginia Beach, VA 23452

Re: CR Global Holdings, Inc. (the “Company”) Offering Statement on Form 1-A (the “Offering Statement”)

Ladies and Gentlemen:

We acted as counsel to the Company, a corporation incorporated under the laws of the Commonwealth of Virginia, in connection with the filing of the Offering Statement under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission relating to the proposed offering by the Company (the “Offering”) of up to 670,000 shares (the “Shares”) of no-par value common stock, of the Company.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

1.Amended and Restated Certificate of Incorporation, as filed with the State Corporation Commission of the Commonwealth of Virginia on November 25, 2020.

2.Bylaws of the Company in the form filed with the Securities and Exchange Commission; and

3.Resolutions of the Board of Directors of the Company adopted by unanimous consent on October 16, 2020.

We have also examined such other certificates of public officials, such certificates of executive officers of the Company and such other records, agreements, documents and instruments and instruments as we have deemed relevant and necessary as a basis for the opinion hereafter set forth.

In such examination, we have assumed: (i) genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents, and (v) that all records and other information made available to us by the Company on which we relied are complete in all material respects. As to all questions of fact material to this opinion, we have relied solely upon the above-referenced certificates or comparable documents and other documents delivered pursuant thereto, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Based on the foregoing and on such legal considerations as we deemed relevant, we are of the opinion that the Shares when issued and delivered against payment or other applicable consideration therefor as described in the Offering Statement, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the Virginia Stock Corporation Act, as currently in effect, and we do not express any opinion herein concerning any other law.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change. Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the use of this letter as an exhibit to the Offering Statement and to any and all references to our firm in the offering circular that is a part of the Offering Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.

Yours truly,

DAVIS LAW, PLC

Clement O. Abrams, Esq.